EXHIBIT 99.1
July 27, 2006
MEDIA CONTACT: Rose B. Cummings
Executive Director of Corporate Communications
(704) 858-5199
media@suncom.com
ANALYST CONTACT: Steven M. Somers, CFA
Executive Director of Investor Relations
& Corporate Development
(610) 651-5900
ssomers@suncom.com
SunCom Wireless Reports Second Quarter 2006 Results
Adds 24,000 Subscribers and Sharply Improves EBITDA
BERWYN, Pa. – SunCom Wireless Holdings, Inc. (NYSE: TPC) today reported 2006 second quarter financial results, which reflected a continuation of the Company’s improving operating and cash flow profile. During the second quarter, the Company generated Adjusted EBITDA of $24.5 million compared with $7.4 million in the first quarter 2006, while net cash used in operating activities was $21.2 million compared with $21.6 million in the first quarter.
During the quarter, the company added a net 24,329 subscribers on gross additions of 92,131. Monthly churn continued to improve as operations further stabilized, declining to 2.2% from 2.5% in the first quarter 2006 and 3.2% a year ago. SunCom Wireless ended the quarter with 1,031,443 subscribers.
The increased subscriber count during the quarter, along with higher average revenues per user (ARPU) led to a 5.8% increase in service revenues as compared to the first quarter of 2006. ARPU rose to $52.89 from $51.55 in the first quarter 2006, which reflected adjustments to SunCom’s rate plan offerings that began in March of this year as well as seasonally higher usage. Roaming revenues were $19.5 million compared to $21.5 million in the first quarter.
“SunCom’s second quarter results reflect the continued stabilization of our business and demonstrate the company’s opportunity to grow cash flows”, said Interim Chief Executive Officer, Eric Haskell. He added, “The Company has made solid strides in improving its operating metrics while at the same time addressing our need to grow revenues and leverage our existing cost structure.”
Second quarter financial results also reflect a full quarter’s benefit of initiatives taken in the first quarter to reduce off-network roaming expenses as well as lower retention spending and bad debt expense.
Bill Robinson, Executive Vice President of Operations added, “Both our domestic and Puerto Rico operations contributed to the significant improvement experienced in the quarter and we believe that the business has reached a state of normalcy following the integration and transition activities that we completed over the past 18 months.”
Financial Highlights: (Refer to Schedule 1 for a reconciliation of non-GAAP financial measures)
•	Adjusted EBITDA in the second quarter was $24.5 million reflecting a $17.1 million increase from $7.4 million reported in the first quarter of 2006. Net cash used in operating activities was $21.2 million in the second quarter of 2006 compared with a use of $21.6 million in the first quarter of 2006.

•	Service revenues increased 5.8% to $164.4 million from $155.5 million in the first quarter of 2006, reflecting the higher level of subscribers in the quarter as well as higher monthly ARPU.

•	Roaming revenues were $19.5 million vs. $21.5 million in the first quarter and $23.0 million in the year earlier. The quarter-to-quarter decline was due to a lower volume of minutes, while the year-to-year decline reflected both lower volumes and lower rates. Total roaming minutes of use (MOUs) were 256 million vs. 277 million in the first quarter 2006 and 321 million in the second quarter of 2005.

•	ARPU increased to $52.89 from $51.55 in the first quarter of 2006, which reflected the positive impact of changes to rate plan offerings that were implemented in March of this year, as well as seasonal increases for customer usage and roaming charges. The company also benefited from the repeal of a federal excise tax, which it had been paying on behalf of customers subscribing to its taxes and fees-included plans.
•	Monthly churn improved to 2.2% in the second quarter from 2.5% in the first quarter of 2006 and 3.2% in the second quarter of 2005. Since the third quarter of 2005, churn has declined from 3.8% to 2.2% as the company has stabilized its subscriber base following the integration conducted throughout 2005.

•	Cost of service for the second quarter of 2006 was $66.7 million compared with $67.9 million in the first quarter and $65.0 million a year ago. Compared to the year-earlier period, the higher cost of service was primarily due to increases in our subscriber base as well as higher average MOUs per subscriber of 1,455.

•	Cost of equipment in the quarter was 17% lower at $32.3 million versus $39.2 million in the first quarter of 2006 and 35% lower versus $49.5 million a year earlier. The lower equipment expense was due to both lower gross additions and lower handset costs compared to both periods and also reflects the absence of $10.3 million of handset migration expenses compared with the year-earlier period.

•	Costs per gross addition (CPGA) of $409 rose from $382 in the first quarter due to lost leverage on advertising and fixed costs due to lower gross additions, but improved from $427 a year ago.

•	Capital expenditures in the quarter were $30.9 million versus $14.6 million a year ago, reflecting planned accelerated purchases in the second quarter 2006.

•	The company ended the quarter with $256.8 million in cash and short-term investments.
About SunCom Wireless
SunCom Wireless is a leader in offering digital wireless communications services to more than one million subscribers in the southeastern United States, Puerto Rico and the U.S. Virgin Islands. SunCom is committed to delivering Truth in Wireless by treating customers with respect, offering simple, straightforward plans and by providing access to the largest GSM network and the latest technology choices. For more information about SunCom products and services, visit www.suncom.com or call 877-CALL-SUN (1-877-225-5786).

Statements in this press release regarding SunCom Wireless’s business that are not historical facts may be forward-looking statements. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Important factors that could cause actual results to differ materially from any such forward-looking statements are identified in Form 10-K for the year ended December 31, 2005 and other documents SunCom Wireless files from time to time with the U.S. Securities and Exchange Commission.

SUNCOM WIRELESS HOLDINGS, INC.
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except par value)
(Unaudited)

	June 30,	December 31,
	2006	2005
ASSETS:
Current assets:
Cash and cash equivalents	$26,323	$16,083
Short-term investments	228,850	334,046
Restricted cash and short-term investments	1,620	—
Accounts receivable, net of allowance for doubtful accounts of $8,448 and $12,352, respectively	82,985	82,898
Accounts receivable – roaming partners	17,202	18,188
Inventory	16,369	23,930
Prepaid expenses	18,213	13,492
Other current assets	12,966	12,476

Total current assets	404,528	501,113
Long term assets:
Property and equipment, net	502,935	650,284
Intangible assets, net	824,747	844,498
Other long-term assets	5,168	4,324

Total assets	$1,737,378	$2,000,219

LIABILITIES AND STOCKHOLDERS’ DEFICIT:
Current liabilities:
Accounts payable	$94,598	$97,355
Accrued liabilities	76,502	89,365
Current portion of long term debt	2,803	2,786
Other current liabilities	24,787	23,271

Total current liabilities	198,690	212,777
Long-term debt:
Capital lease obligations	661	864
Senior secured term loan	243,750	245,000
Senior notes	713,732	713,148

Total senior long-term debt	958,143	959,012
Subordinated notes	731,328	730,339

Total long-term debt	1,689,471	1,689,351
Deferred income taxes, net	135,590	128,419
Deferred revenue	1,910	1,809
Deferred gain on sale of property and equipment	47,276	48,530
Other	2,548	2,483

Total liabilities	2,075,485	2,083,369
Commitments and contingencies	—	—
Non-controlling interest –variable interest entity	116	116

Stockholders’ deficit
Series B Preferred Stock, $0.01 par value, 50,000,000 shares authorized; no shares issued or outstanding as of June 30, 2006 and December 31, 2005	—	—
Series C Convertible Preferred Stock, $0.01 par value, 3,000,000 shares authorized; no shares issued or outstanding as of June 30, 2006 and December 31, 2005	—	—
Preferred stock, $0.01 par value, 17,000,000 shares authorized; no shares issued or outstanding as of June 30, 2006 and December 31, 2005	—	—
Class A Common Stock, $0.01 par value, 520,000,000 shares authorized; 65,028,982 shares issued and 63,330,001 shares outstanding as of June 30, 2006 and 64,030,417 shares issued and 62,743,080 shares outstanding as of December 31, 2005	633	627
Class B Non-voting Common Stock, $0.01 par value, 60,000,000 shares authorized; 7,926,099 shares issued and outstanding as of June 30, 2006 and December 31, 2005	79	79
Additional paid-in capital	610,864	607,849
Accumulated deficit	(948,058)	(690,446)
Common stock held in trust	(150)	(145)
Deferred compensation	150	145
Class A common stock held in treasury, at cost (1,698,981 and 1,287,337 shares, respectively)	(1,741)	(1,375)

Total stockholders’ deficit	(338,223)	(83,266)

Total liabilities and stockholders’ deficit	$1,737,378	$2,000,219

SUNCOM WIRELESS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Dollars in thousands, except per share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Revenues:
Service	$164,430	$166,479	$319,897	$329,328
Roaming	19,519	22,978	40,985	46,809
Equipment	22,739	23,423	47,698	40,696

Total revenue	206,688	212,880	408,580	416,833

Operating expenses:
Cost of service	66,717	65,004	134,665	126,804
Cost of equipment	32,270	49,511	71,491	84,157
Selling, general and administrative	83,385	92,810	172,012	173,147
Termination benefits and other-related charges	658	—	1,556	—
Depreciation and asset disposal	84,518	65,807	187,956	108,298
Amortization	10,689	15,616	22,193	32,572

Total operating expenses	278,237	288,748	589,873	524,978

Loss from operations	(71,549)	(75,868)	(181,293)	(108,145)
Interest expense	(38,180)	(37,224)	(75,983)	(74,003)
Other expense	—	—	—	(148)
Interest and other income	3,313	3,699	7,407	6,874

Loss before taxes	(106,416)	(109,393)	(249,869)	(175,422)
Income tax provision	(3,991)	(4,123)	(7,743)	(8,005)

Net loss applicable to common stockholders	($110,407)	($113,516)	($257,612)	($183,427)

Net loss applicable to common stockholders per common share (Basic and Diluted)	($1.61)	($1.67)	($3.76)	($2.70)

Weighted average common shares outstanding (Basic and Diluted)	68,684,982	67,987,787	68,524,132	67,845,251

SUNCOM WIRELESS HOLDINGS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
(Unaudited)

	Six Months Ended June 30,
	2006	2005
Cash flows from operating activities:
Net loss	($257,612)	($183,427)
Adjustments to reconcile net loss to net cash used in operating activities, net of effects from acquisitions and divestitures:
Depreciation, asset disposal and amortization	210,149	140,870
Deferred income taxes	7,171	7,624
Accretion of interest	2,289	2,176
Bad debt expense	10,065	3,686
Non-cash compensation	3,021	6,401
Other non-operating losses	—	148

Change in operating assets and liabilities:
Accounts receivable	(10,707)	(36,145)
Inventory	7,561	(1,995)
Prepaid expenses and other current assets	(5,831)	(12,632)
Intangible and other assets	(807)	350
Accounts payable	(1,839)	28,416
Accrued payroll and liabilities	(6,547)	1,265
Deferred revenue	2,829	(730)
Accrued interest	(46)	(496)
Other liabilities	(2,421)	1,160

Net cash used in operating activities	(42,725)	(43,329)

Cash flows from investing activities:
Purchase of available for sale securities	(436,604)	(1,136,250)
Proceeds from sale of available for sale securities	540,800	1,218,850
Proceeds from sale of assets	1,590	45,619
Refund of FCC license deposit	—	1,552
Payment of direct costs on business transactions	(2,940)	(1,092)
Capital expenditures	(42,173)	(43,230)
Other	(37)	(51)

Net cash provided by investing activities	60,636	85,398

Cash flows from financing activities:
Payments under senior secured term loan	(1,250)	(1,250)
Change in bank overdraft	(6,270)	(9,816)
Principal payments under capital lease obligations	(151)	(628)
Other	—	(28)

Net cash used in financing activities	(7,671)	(11,722)

Net increase in cash and cash equivalents	10,240	30,347

Cash and cash equivalents, beginning of period	16,083	10,509

Cash and cash equivalents, end of period	$26,323	$40,856

SCHEDULE 1
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
We utilize certain financial measures that are not calculated in accordance with accounting principles generally accepted in the United States, or GAAP, to assess our financial performance. A non-GAAP financial measure is defined as a numerical measure of a company’s financial performance that (i) excludes amounts, or is subject to adjustments that have the effect of excluding amounts, that are included in the comparable measure calculated and presented in accordance with GAAP in the statement of income or statement of cash flows; or (ii) includes amounts, or is subject to adjustments that have the effect of including amounts, that are excluded from the comparable measure so calculated and presented. Our method of computation may or may not be comparable to other similarly titled measures of other companies. The following tables reconcile our non-GAAP financial measures with our financial statements presented in accordance with GAAP.

					Three Months
	Three Months Ended		Six Months Ended		Ended
	June 30,		June 30,		March 31,
Adjusted EBITDA	2006	2005	2006	2005	2006
	(Dollars in thousands)
Net cash used in operating activities	($21,167)	($47,787)	(42,725)	($43,329)	($21,558)
Change in operating assets and liabilities	15,867	24,788	17,808	20,807	1,941
Deferred income taxes	(3,820)	(3,866)	(7,171)	(7,624)	(3,351)
Interest expense	38,180	37,224	75,983	74,003	37,803
Accretion of interest	(1,128)	(1,064)	(2,289)	(2,176)	(1,161)
Interest and other income	(3,313)	(3,699)	(7,407)	(6,874)	(4,094)
Bad debt expense	(4,127)	(1,801)	(10,065)	(3,686)	(5,938)
Income tax expense	3,991	4,123	7,743	8,005	3,752

Adjusted EBITDA	$24,483	$7,918	$31,877	$39,126	$7,394
The table above reconciles Adjusted EBITDA with what management believes is the most directly comparable GAAP measure of liquidity, net cash used in operating activities. Adjusted EBITDA can also be calculated as net loss plus net interest expense, income taxes, depreciation and asset disposal and amortization adjusted for other expense (which was not indicative of our ongoing cash flows from operations) and non-cash compensation. We believe Adjusted EBITDA provides a meaningful measure of liquidity, providing additional information on our cash earnings from on-going operations, our ability to service our long-term debt and other fixed obligations and our ability to fund continued growth with internally generated funds. Adjusted EBITDA is also considered by many financial analysts to be a meaningful indication of an entity’s ability to meet its future financial obligations. Adjusted EBITDA should not be construed as an alternative to cash flows from operating activities as determined in accordance with GAAP.

	Three Months Ended		Six Months Ended		Three Months
	June 30,		June 30,		Ended March 31,
Average Revenue Per User
(ARPU)	2006	2005	2006	2005	2006
	(Dollars in thousands, except ARPU)
	Consolidated
Service revenue	$164,430	$166,479	$319,897	$329,328	$155,467
Subscriber retention credits	189	690	445	1,345	256
Revenue not generated by wireless subscribers	(2,887)	(3,248)	(6,062)	(6,532)	(3,175)

Adjusted service revenue	$161,732	$163,921	$314,280	$324,141	$152,548

Average subscribers	1,019,279	963,117	1,002,873	959,776	986,468
ARPU	$52.89	$56.73	$52.23	$56.29	$51.55

			Puerto Rico and				Puerto Rico and
	Continental U.S.		U.S. Virgin Islands		Continental U.S.		U.S. Virgin Islands
ARPU	segment		segment		segment		segment
	Three Months Ended June 30,				Six Months Ended June 30,
	2006	2005	2006	2005	2006	2005	2006	2005
	(Dollars in thousands, except ARPU)
Service revenue	$117,778	$119,856	$46,652	$46,623	$227,835	$238,422	$92,062	$90,906
Subscriber retention credits	125	607	64	83	328	1,131	117	214
Revenue not generated by wireless subscribers	(131)	—	(2,756)	(3,248)	(247)	—	(5,815)	(6,532)

Adjusted service revenue	117,772	120,463	43,960	43,458	227,916	239,553	86,364	84,588

Average subscribers	742,643	715,879	276,636	247,238	729,802	714,504	273,071	245,272
ARPU	$52.86	$56.09	$52.97	$58.59	$52.05	$55.88	$52.71	$57.48
We believe ARPU, which calculates the average service revenue billed to an individual subscriber, is a useful measure to evaluate our past billable service revenue and assist in forecasting our future billable service revenue. ARPU is exclusive of service revenue credits made to retain existing subscribers and revenue not generated by wireless subscribers. Service revenue credits are discretionary reductions of the amount billed to a subscriber. We have no contractual obligation to issue these credits; therefore, ARPU reflects the amount subscribers have contractually agreed to pay us based on their specific usage pattern. Revenue not generated by wireless subscribers, which primarily consists of Universal Service Fund program revenue, is excluded from our calculation of ARPU, as this revenue does not reflect amounts billed to subscribers. ARPU is calculated by dividing service revenue, exclusive of service revenue credits made to existing subscribers and revenue not generated by wireless subscribers, by our average subscriber base for the respective period. For quarterly periods, average subscribers is calculated by adding subscribers at the beginning of the quarter to subscribers at the end of the quarter and dividing by two; for year to date periods, average subscribers is calculated by adding the average subscriber amount calculated for the quarterly periods during the period and dividing by the number of quarters in the period.

	Three Months Ended		Six Months Ended		Three Months
	June 30,		June 30,		Ended March 31,
CCPU and CPGA	2006	2005	2006	2005	2006
	(Dollars in thousands, except CCPU and CPGA)
	Consolidated
Cost of service	$66,717	$65,004	$134,665	$126,804	$67,948
General and administrative expense	50,277	58,809	101,708	104,534	51,431
Less: non-cash compensation included in cost of service and general and administrative expense	(720)	(2,093)	(2,652)	(5,858)	(1,932)
Plus: termination benefits allocated to cost of service and general and administrative expense	610	—	1,452	—	842
Total cost of equipment — transactions with existing subscribers	17,114	24,163	36,594	37,935	19,480

CCPU operating expenses	133,998	145,883	271,767	263,415	137,769

Selling expense (1)	33,108	34,001	70,304	68,613	37,196
Less: non-cash compensation included in selling expense	(105)	(270)	(369)	(543)	(264)
Plus: termination benefits allocated to selling expense (1)	48	—	104	—	56
Total cost of equipment — transactions with new subscribers (1)	15,156	25,348	34,897	46,222	19,741

CPGA operating expenses	48,207	59,079	104,936	114,292	56,729

Non-cash compensation	825	2,363	3,021	6,401	2,196
Depreciation and asset disposal	84,518	65,807	187,956	108,298	103,438
Amortization	10,689	15,616	22,193	32,572	11,504

Total operating expenses	278,237	288,748	589,873	524,978	311,636

	Three Months Ended		Six Months Ended		Three Months
	June 30,		June 30,		Ended March 31,
CCPU and CPGA	2006	2005	2006	2005	2006
	(Dollars in thousands, except CCPU and CPGA)
	Consolidated
CCPU operating expenses (from above)	133,998	145,883	271,767	263,415	137,769
Equipment revenue — transactions with existing subscribers	(12,171)	(5,363)	(24,819)	(10,083)	(12,648)

CCPU costs, net	$121,827	$140,520	$246,948	$253,332	$125,121

Average subscribers	1,019,279	963,117	1,002,873	959,776	986,468
CCPU	$39.84	$48.63	$41.04	$43.99	$42.28

CPGA operating expenses (from above)	48,207	59,079	104,936	114,292	56,729
Equipment revenue — transactions with new subscribers	(10,568)	(18,060)	(22,879)	(30,613)	(12,311)

CPGA costs, net	$37,639	$41,019	$82,057	$83,679	$44,418

Gross subscriber additions	92,131	95,991	208,446	188,302	116,315
CPGA	$409	$427	$394	$444	$382

			Puerto Rico and U.S.
CCPU and CPGA	Continental U.S. segment		Virgin Islands segment
	Three Months Ended June 30,
	2006	2005	2006	2005
	(Dollars in thousands, except CCPU and CPGA)
Cost of service	$55,879	$55,453	$10,838	$9,551
General and administrative expense	36,070	39,101	14,207	19,708
Less: non-cash compensation included in cost of service and general and administrative expense	(714)	(2,090)	(6)	(3)
Plus: termination benefits allocated to cost of service and general and administrative expense	610	—	—	—
Total cost of equipment — transactions with existing subscribers	13,369	15,706	3,745	8,457

CCPU operating expenses	105,214	108,170	28,784	37,713

Selling expense (1)	24,045	24,928	9,063	9,073
Less: non-cash compensation included in selling expense	(86)	(259)	(19)	(11)
Plus: termination benefits allocated to selling expense (1)	48	—	—	—
Total cost of equipment — transactions with new subscribers (1)	8,907	17,286	6,249	8,062

CPGA operating expenses	32,914	41,955	15,293	17,124

Non-cash compensation	800	2,349	25	14
Depreciation and asset disposal	82,367	57,097	2,151	8,710
Amortization	4,805	7,007	5,884	8,609

Total operating expenses	226,100	216,578	52,137	72,170

CCPU operating expenses (from above)	105,214	108,170	28,784	37,713
Equipment revenue — transactions with existing subscribers	(9,942)	(4,989)	(2,229)	(374)

CCPU costs, net	$95,272	$103,181	$26,555	$37,339

Average subscribers	742,643	715,879	276,636	247,238
CCPU	$42.76	$48.04	$32.00	$50.34

CPGA operating expenses (from above)	32,914	41,955	15,293	17,124
Equipment revenue — transactions with new subscribers	(6,845)	(12,813)	(3,723)	(5,247)

CPGA costs, net	$26,069	$29,142	$11,570	$11,877

Gross subscriber additions	59,193	67,641	32,938	28,350
CPGA	$440	$431	$351	$419

			Puerto Rico and U.S.
CCPU and CPGA	Continental U.S. segment		Virgin Islands segment
	Six Months Ended June 30,
	2006	2005	2006	2005
	(Dollars in thousands, except CCPU and CPGA)
Cost of service	$112,809	$108,625	$21,856	$18,179
General and administrative expense	71,831	73,851	29,877	30,683
Less: non-cash compensation included in cost of service and general and administrative expense	(2,642)	(5,855)	(10)	(3)
Plus: termination benefits allocated to cost of service and general and administrative expense	1,452	—	—	—
Total cost of equipment — transactions with existing subscribers	28,760	26,868	7,834	11,067

CCPU operating expenses	212,210	203,489	59,557	59,926

Selling expense (1)	51,988	51,811	18,316	16,802
Less: non-cash compensation included in selling expense	(333)	(532)	(36)	(11)
Plus: termination benefits allocated to selling expense (1)	104	—	—	—
Total cost of equipment — transactions with new subscribers (1)	22,043	34,683	12,854	11,539

CPGA operating expenses	73,802	85,962	31,134	28,330

Non-cash compensation	2,975	6,387	46	14
Depreciation and asset disposal	165,752	94,750	22,204	13,548
Amortization	9,843	14,502	12,350	18,070

Total operating expenses	464,582	405,090	125,291	119,888

CCPU operating expenses (from above)	212,210	203,489	59,557	59,926
Equipment revenue — transactions with existing subscribers	(21,212)	(8,772)	(3,607)	(1,311)

CCPU costs, net	$190,998	$194,717	$55,950	$58,615

Average subscribers	729,802	714,504	273,071	245,272
CCPU	$43.62	$45.42	$34.15	$39.83

CPGA operating expenses (from above)	73,802	85,962	31,134	28,330
Equipment revenue — transactions with new subscribers	(15,700)	(24,069)	(7,179)	(6,544)

CPGA costs, net	$58,102	$61,893	$23,955	$21,786

Gross subscriber additions	138,153	135,337	70,293	52,965
CPGA	$421	$457	$341	$411
We believe Cash Costs per User (CCPU), which calculates the cash cost to operate our business on a per subscriber basis, is a useful measure to compare our subscriber costs to that of other wireless communications providers. Our management utilizes CCPU as an integral part of internal reporting and believes CCPU is also useful to investors to evaluate our ability to control cash costs associated with providing services to customers and managing our core business operations in a cost-effective manner. In addition to our subscriber costs, CCPU includes the costs of other carriers’ subscribers roaming on our network. CCPU is calculated as the total of GAAP operating expenses reported on our consolidated statements of operations, less equipment revenue related to transactions with existing subscribers, depreciation and asset disposal, amortization, non-cash compensation and operating costs incurred to acquire new subscribers (as described below and denoted by (1) in the above table), divided by our average subscribers for the period. We exclude non-cash compensation from CCPU, as this is not a cash expenditure. We exclude depreciation, asset disposal and amortization from CCPU in order to eliminate the impact of capital investments on our assessment of our ability to serve customers in a cost-effective manner. We believe the impact of our capital investments is better evaluated through its effect on cash flow. CCPU should be considered in addition to, but not as a substitute for, information contained in our statement of operations, which was prepared in accordance with accounting principles generally accepted in the United States.

We believe Cost per Gross Addition (CPGA) is a useful measure that quantifies the costs to acquire a new subscriber. This measure also provides a gauge to compare our average acquisition costs per new subscriber to that of other wireless communication providers. CPGA is calculated by dividing the sum of equipment margin for handsets sold to new subscribers (equipment revenue less cost of equipment, which costs have historically exceeded the related revenue) plus selling expenses (exclusive of non-cash compensation) related to adding new subscribers and termination benefits and related expenses allocated to selling expense by total gross subscriber additions during the relevant period. Retail customer service expenses are excluded from CPGA, as these costs are incurred specifically for existing subscribers.

SCHEDULE 2
SELECTED OPERATING METRICS BY GEOGRAPHIC LOCATION
Consolidated operations
The table below summarizes the consolidated key metrics of our operations as of and for the three months ended June 30, 2006 and 2005.

	As of and for the three months ended June 30,
	2006	2005	Change	Change %
Gross additions	92,131	95,991	(3,860)	(4.0%)
Net additions	24,329	3,979	20,350	511.4%
Subscribers (end of period)	1,031,443	965,106	66,337	6.9%
Monthly subscriber churn	2.2%	3.2%	1.0%	31.3%
Average revenue per user	$52.89	$56.73	($3.84)	(6.8%)
Cost per gross addition	$409	$427	$18	4.2%
Continental U.S. segment operations
The table below summarizes the continental U.S. segment key metrics of our operations as of and for the three months ended June 30, 2006 and 2005.

	As of and for the three months ended June 30,
	2006	2005	Change	Change %
Gross additions	59,193	67,641	(8,448)	(12.5%)
Net additions	15,379	298	15,081	5,060.7%
Subscribers (end of period)	750,332	716,028	34,304	4.8%
Monthly subscriber churn	2.0%	3.1%	1.1%	35.5%
Average revenue per user	$52.86	$56.09	($3.23)	(5.8%)
Cost per gross addition	$440	$431	($9)	(2.1%)
Puerto Rico and U.S. Virgin Islands segment operations
The table below summarizes the Puerto Rico and U.S. Virgin Islands segment key metrics of our operations as of and for the three months ended June 30, 2006 and 2005.

	As of and for the three months ended June 30,
	2006	2005	Change	Change %
Gross additions	32,938	28,350	4,588	16.2%
Net additions	8,950	3,681	5,269	143.1%
Subscribers (end of period)	281,111	249,078	32,033	12.9%
Monthly subscriber churn	2.9%	3.3%	0.4%	12.1%
Average revenue per user	$52.97	$58.59	($5.62)	(9.6%)
Cost per gross addition	$351	$419	$68	16.2%